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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated July 1, 2014 with respect to the statement of revenues and certain operating expenses for the year ended March 31, 2014 of Hudye Farms U.S., Inc. in the Registration Statement on Form S-11 filed with the Securities and Exchange Commission by Farmland Partners Inc. under the Securities Act of 1933. We further consent to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ EKS&H LLLP

Denver, Colorado
July 1, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM